EXHIBIT 10.26

MILLIKAN BUSINESS CENTER LEASE

            This lease is entered into by and between the landlord and tenant specified in the Basic Lease Information (hereinafter “Landlord” and “Tenant” respectively).

BASIC LEASE INFORMATION

Date:	May 23, 2002

Landlord:	MILLIKAN 78 EQUITIES, LLC, an Oregon limited liability company

Tenant:	WILSHIRE CREDIT CORPORATION, a Nevada corporation

Building:	All land and improvements situated at 14523 SW Millikan Way, Beaverton, Oregon and commonly known as the Millikan Business Center.

Approximate Rentable Area of the Building:	226,859 square feet

Estimated Rentable Area of Premises:	11,877 square feet of first floor office, 25,442 square feet of warehouse and 64,714 square feet of second floor office (for a total of 102,033 square feet)

Tenant's Percentage Share:	44.98%

Scheduled Term Commencement Date:	September 1, 2002

Term Expiration Date:	December 31, 2012

Base Rent:	Office Space
	Monthly
Year	Base Rent	Rent/Sq. Foot
2002	$0.00	$0.00
2003-2005	$57,443.25	$0.750
2006	$63,187.58	$0.825
2007	$65,102.35	$0.850
2008	$67,017.13	$0.875
2009	$69,008.49	$0.901
2010	$71,076.45	$0.928
2011	$73,221.00	$0.956
2012	$75,442.14	$0.985

Warehouse Space
	Monthly
Year	Base Rent	Rent/Sq. Foot
2002	$0.00	$0.00
2003-2005	$8,904.70	$0.350
2006	$9,795.17	$0.385
2007	$10,100.74	$0.397
2008	$10,405.78	$0.409
2009	$10,711.08	$0.421
2010	$11,041.83	$0.434
2011	$11,372.57	$0.447
2012	$11,703.32	$0.460

Payment of First Month’s Monthly Base Rent:	The earlier of January 1, 2003 and the date of payment of the Furniture and Moving Allowance

Security Deposit:	$87,145.46

Use:	General office and warehouse use

Tenant's Address for Notices:	14523 SW Millikan Way Beaverton, OR 97003 Attn: President Telephone: (503) ____________________ Facsimile: (503) _____________________

Tenant's Address Prior to Occupancy:	1776 SW Madison Portland, OR ________ Attn: President Telephone: (503) 952-7329 Facsimile: (503) 952-7414

With a copy to:	Thomas R. Page Stoel Rives LLP 900 S. W. Fifth Avenue Portland, OR 97204 Telephone: (503) 294-9216 Facsimile: (503) 220-2480

Rent Payment Address:	Attn: Accounts Receivable Morrison Knudsen Corporation P.O. Box 500 Mail Stop 22-125 Beaverton, OR 97077

Landlord's Address for Notices:	166 Kings Highway North Westport, CT 06880-2423 Attn: William Felton

And to:	Rich Recny Time Equities, Inc. 55 Fifth Avenue New York, NY 10003

With a copy to:	Bradley S. Miller Ball Janik LLP 101 SW Main Street, Suite 1100 Portland, OR 97204 Telephone: (503) 228-2525 Facsimile: (503) 295-1058

Fremont Investment & Loan 175 N. Riverside Drive Anaheim, CA 92808 Attn: Commercial Real Estate Department Loan No.: 950113803

Susan Booth Mayer Brown Rowe 350 South Grand Avenue, 25th Floor Los Angeles, CA 90071-1503 Telephone: (213) 229-9500 Facsimile: (213) 625-0248

Landlord's Broker:	None

Tenant's Broker:	Steve Marcy, Corporate Property Services and David Squire, Grubb & Ellis

            In the event of any conflict between this Basic Lease Information and the other terms of this Lease, the other terms of this Lease shall control.

       1. Premises

            1.1 Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the term and subject to the agreements, conditions and provisions contained in the Basic Lease Information and hereinafter set forth, those certain premises shown cross hatched on Exhibit A attached hereto (the “Premises”), which Premises are located in the building specified in the Basic Lease Information (the “Building”). Except only for any improvements which Landlord has expressly agreed herein to construct and install in the Premises pursuant to the Work Letter attached as Exhibit B (“Landlord’s Work”), the Premises are leased “AS IS” and in the condition existing at the time of execution of this Lease. Landlord has made no representation or warranty regarding the Premises (and no broker, property manager or other agent of Landlord has made any such representation or warranty, nor has authority to do so). The Rentable Area of the Premises and of the Building specified in the Basic Lease Information are approximate. Tenant is satisfied with such approximations and with Landlord’s measurement of the Rentable Area of the Premises and of the Building. Tenant shall have access to the Building twenty-four (24) hours per day, seven (7) days a week, fifty-two (52) weeks per year.

            1.2 Temporary Warehouse Space. While Landlord is constructing the warehouse portion of the Premises for Tenant, Landlord shall, on June 10, 2002, make available to Tenant not less than 5,000 square feet of warehouse space in the Building on a temporary basis until the construction of the warehouse space in the Premises is completed. Tenant shall not be required to pay rent or other charges for such temporary space.

            1.3 Poorman Douglas Space. If the space in the Building currently occupied by Poorman Douglas more particularly identified on the site plan attached as Exhibit A as the “Poorman Douglas Space” becomes available for lease by Landlord and provided that Tenant is not then in default of this Lease, Landlord shall send Tenant a notice of such availability (a “Space Availability Notice”). The Space Availability Notice shall set forth the space available, the date upon which Landlord believes such space will be available and the terms upon which Landlord is prepared to lease such space to Tenant. If Landlord and Tenant cannot agree upon the term upon which Landlord will lease such space to Tenant within fifteen (15) days of the date of such Space Availability Notice, Landlord shall be free to lease such space to any other person or entity on terms not materially more favorable to such person or entity than those identified in the Space Availability Notice. As used herein, materiality means a monthly rental that is at least five cents per square foot less than that offered to Tenant. If Landlord fails to lease such space to another person or entity within two hundred seventy (270) days after the Space Availability Notice, Landlord shall not lease such space without first reoffering it to Tenant in accordance with the foregoing procedure.

            1.4 Furniture and Moving Allowance. As an inducement to lease, Landlord shall provide Tenant with a “Furniture and Moving Allowance” of Two Hundred Fifty Thousand Dollars ($250,000.00). The Furniture and Moving Allowance shall be paid by Landlord to Tenant within fifteen (15) days after Landlord’s receipt of invoices from Tenant with respect to furniture, new equipment to be placed in the Premises, and moving expenses. No amount of the Furniture and Moving Allowance shall be allowed as a set off against Rent or any other charge owing to Landlord.

            1.5 Common Areas. “Common Areas” shall mean the driveways, parking areas, walkways, sidewalk areas, landscaping, service areas, the areas on individual floors in the Building devoted to corridors, fire vestibules, elevators, lobbies, electric and telephone closets, restrooms, loading dock and other similar facilities for the benefit of tenants and invitees and shall also mean those areas of the Building devoted to mechanical and service rooms servicing the Building. Landlord shall have the right from time to time to designate, relocate and limit the use of particular areas or portions of the Common Areas provided that Landlord shall not materially adversely affect visibility of the exterior sign on the Building identifying Tenant, access to or availability of parking for the Premises, or otherwise materially and adversely interferes with Tenant’s business operations in the Premises. Provided Landlord uses reasonable efforts (which shall not include any obligation to employ labor at overtime rates) to minimize disruption of Tenant’s business during the making of any such changes or alterations, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or abatement of rent arising out of the making of such changes or alterations. Landlord shall also have the right to limit or control access to the Building by third parties other than Tenant, its employees, customers and patrons. Landlord shall provide Tenant with electric and telephone closets within the Premises for Tenant’s exclusive use. Landlord shall not be permitted to enter such electric and telephone closets unless accompanied by Tenant’s representative. Tenant shall, subject to the approval of Landlord (which approval shall not be unreasonably withheld, conditioned or delayed), have the right to an easement on and under the portion of the Common Areas shown on Exhibit H for the installation, repair, maintenance, use and replacement of a fiber optics telecommunications cable to the Premises. Landlord shall not charge Tenant any fees for such installation in excess of any fees that may be charged to Landlord for such installation.

       2. Term

            2.1 Term. The term of this Lease (the “Term”) shall commence the later of: (1) the date of Substantial Completion of the Premises (other than the showers to be built on the first floor of the Premises but Landlord shall use its commercially reasonable efforts to complete the installation of such showers as soon as practical thereafter) and (2) September 1, 2002 (the “Term Commencement Date”). The Premises shall be in a condition on July 15, 2002 for Tenant to install Tenant’s furniture, equipment and telecommunications systems. If the Premises are not substantially complete by the Scheduled Term Commencement Date for any reason: (a) Landlord shall not be liable for any claims, damages or liabilities by reason thereof except that Landlord shall defend, indemnify and hold Tenant harmless from any and all reasonable late delivery payments or free rent obligations (but not consequential damages) that Tenant may incur to a subtenant, assignee or other user unrelated to Tenant of the space currently leased by Tenant as a result of such delay, and Landlord shall reimburse Tenant upon demand for any and all out-of-pocket expenses incurred by Tenant as a result of such delay, and (b) Tenant shall have no right to terminate this Lease provided, however, that if Landlord is unable to substantially complete the Premises within one hundred eighty (180) days after the Scheduled Term Commencement Date, Tenant may terminate this Lease by written notice to Landlord. Tenant’s obligation to pay rent and its other obligations hereunder shall commence upon the Term Commencement Date. Unless sooner terminated as hereinafter provided, the Term shall end on the “Term Expiration Date” specified in the Basic Lease Information. If Landlord’s tender of possession of the initial portion of the Premises is delayed beyond the Scheduled Term Commencement Date, the commencement of the Base Rent periods specified in the Basic Lease Information shall be deferred one (1) day for each day of delay after the Scheduled Term Commencement Date. In no event shall the Term Expiration Date be extended. Once the Term Commencement Date has been determined, Landlord and Tenant shall execute an acknowledgment of the Term Commencement Date and Term Expiration Date in the form attached hereto as Exhibit C. The phrase “Tenant Delay” means a delay in Substantial Completion as a result of: (i) Tenant’s failure to submit information necessary for the preparation of drawings, plans or specifications within the time established by Landlord, (ii) Tenant’s changes in any drawings, plans or specifications after approval of the same or after the date established by Landlord for Tenant to submit any such requested changes, (iii) Tenant’s failure to make necessary arrangements with its own consultants, telecommunications suppliers, or others, or (iv) any other delays requested or caused by the acts or omissions of Tenant, or any agent or employee of Tenant.

            2.2 Substantial Completion. “Substantial Completion” shall mean (and the Premises shall be deemed “substantially complete”) when: (i) Landlord’s Work has been substantially completed, as certified by Landlord’s project architect, or if none, by Landlord’s general contractor and property manager, and (ii) a temporary or final Certificate of Occupancy has been issued by the City of Beaverton if such a Certificate is required for Landlord’s Work. Substantial Completion shall be deemed to have occurred notwithstanding any need to complete “punch list” or similar corrective work. Landlord and Tenant shall jointly inspect the Premises within five (5) days after substantial completion and prepare a “punch list” of minor items of corrective work which do not interfere with Tenant’s use of the Premises for its intended purpose. Landlord shall complete such “punch list” items within sixty (60) days after substantial completion.

            2.3 Option to Extend. Provided no default under any of the provisions or covenants of this Lease has occurred which remains uncured after expiration of the applicable notice and cure period, Tenant shall be afforded the opportunity of extending the Term of this Lease for two (2) periods of five (5) additional years (each, an “Option Term”) by giving written notice (the “Exercise Notice”) of its intent to extend the Term of this Lease no less than one (1) year days prior to the expiration of the Term of this Lease, or the first Option Term, if applicable. If the option is duly exercised, the Term of this Lease shall be automatically extended upon all of the same terms, conditions and covenants as are set forth in this Lease with the exception of Monthly Base Rent which shall be in the amount set forth below, there shall be no construction allowance and there shall be no further options to extend the Term of this Lease (except of the second Option Term if the first Option Term is exercised). Should Tenant fail to exercise its options as provided herein, the option privilege shall be extinguished and the Term of this Lease shall end upon the expiration of the initial Lease Term.

            The Monthly Base Rent for an Option Term shall be equal to the “Fair Market Rent” for the Premises, which shall be determined as follows:

       “Fair Market Rent” shall mean the minimum rent being charged for comparable space in the Building and comparable space in buildings similar to the Building in Beaverton, Oregon, with similar amenities. In determining “Fair Market Rent”, the minimum rent being charged for leases for comparable spaces shall be adjusted to reflect differences in rent structure, including, without limitation, where such comparable leases have annual increases in the minimum rent. Fair Market Rent as of the date of the beginning of such Option Term shall be determined by Landlord with written notice (the “Notice”) given to Tenant not later than thirty (30) days after receipt of the Exercise Notice, subject to Tenant’s right to arbitration as hereinafter provided. If Tenant disputes the amount claimed by Landlord as Fair Market Rent, Tenant may require that Landlord submit the dispute to arbitration. Failure on the part of Tenant to demand arbitration within thirty (30) days after receipt of the Notice from Landlord shall bind Tenant to the Fair Market Rent determined by Landlord. The arbitration shall be conducted and determined in Portland, Oregon in accordance with the then prevailing rules of the American Arbitration Association or its successor for arbitration of real estate valuation disputes, except that the procedures mandated by such rules shall be modified as follows:

                  (a) Tenant shall make demand for arbitration in writing within thirty (30) days after service of the Notice, specifying the name and address of the person to act as arbitrator on Tenant's behalf. The arbitrator shall be a real estate broker with at least ten (10) years full-time experience who is familiar with the Fair Market Rent of space similar to the Premises in Beaverton, Oregon. Within ten (10) business days after the service of Tenant's demand for arbitration, Landlord shall give notice to Tenant specifying the name and address of the person designated by Landlord to act as arbitrator on Landlord's behalf, which person shall be similarly qualified. If Landlord fails to notify Tenant of the appointment of Landlord's arbitrator within the time specified, then the arbitrator appointed by Tenant shall be the arbitrator to determine the Fair Market Rent for the Premises.

                 (b) If two arbitrators are chosen, the arbitrators so chosen shall meet within ten (10) days after the second arbitrator is appointed and shall appoint a neutral arbitrator who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators. If they are unable to agree upon such appointment within five (5) days, the neutral arbitrator shall be selected by the presiding judge of the Washington County Circuit Court.

                 (c) The Fair Market Rent shall be fixed by the three arbitrators in accordance with the following procedures. Each party appointed arbitrator shall state, in writing, such arbitrator's determination of the Fair Market Rent supported by the reasons therefor and shall make counterpart copies for the other party appointed arbitrator and the neutral arbitrator. The party appointed arbitrators shall arrange for a simultaneous exchange of their proposed Fair Market Rent determinations. The role of the neutral arbitrator shall be to select whichever of the two proposed determinations of Fair Market Rent most closely approximates the neutral arbitrator's own determination of Fair Market Rent. The neutral arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed determinations of Fair Market Rent. The determination of Fair Market Rent the neutral arbitrator chooses as that most closely approximating the neutral arbitrator's determination of the Fair Market Rent shall constitute the decision of the arbitrators and shall be final and binding upon the parties. The arbitrators shall have no power to modify the provisions of this Lease.

                 (d) The neutral arbitrator's decision shall be made not later than thirty (30) days after the submission by the arbitrators of their proposals with respect to the Fair Market Rent. The parties have included these time limits in order to expedite the proceeding, but they are not jurisdictional, and the neutral arbitrator may for good cause allow reasonable extensions or delays, which shall not affect the validity of the award. Absent fraud, collusion or willful misconduct by the neutral arbitrator, the award shall be final, and judgment may be entered in any court having jurisdiction thereof. Each party shall pay the fees and expenses of its respective arbitrator and both parties shall share the fees and expenses of the neutral arbitrator equally.

       3. Rent

            3.1 Base Rent. Tenant shall pay to Landlord Annual Base Rent in the amount specified in the Basic Lease Information, payable in monthly installments in advance, beginning on the Term Commencement Date and on the first day of each calendar month thereafter during the Term in the sum specified in the Basic Lease Information (the “Monthly Base Rent”). All sums to be paid by Tenant to Landlord hereunder shall be deemed rent. All payments required to be made by Tenant under this Lease shall be made without any setoff, deduction or counterclaim whatsoever and shall be made payable to and delivered to Landlord at the rent payment address set forth in the Basic Lease Information or such other place as Landlord may designate.

            3.2 Partial Months. If the Term Commencement Date is a day other than the first day of a calendar month or if the Term expires or is terminated on a day other than the last day of a calendar month, then the Monthly Base Rent for the first and last fractional months of the Term shall be prorated on the basis of a thirty (30) day month.

            3.3 Free Rent. The Base Rent schedule in the Basic Lease Information reflects that Tenant has no obligation to pay Monthly Base Rent for the first four (4) full months following the Term Commencement Date. If this Lease is terminated under Section 18 during such free rent period, Tenant shall not be entitled to any such rent abatement after the date of termination nor shall Tenant be entitled to assert any right to rent abatement after such termination against any sums due Landlord. The rent abatement granted under this Section is solely for the benefit of Wilshire Credit Corporation and shall not be transferable to any assignee or subtenant.

       4. Expenses

            4.1 Expenses. Commencing on the Term Commencement Date, Tenant shall also pay Tenant’s Percentage Share of all “Expenses” as defined in Section 4.1(a), paid or incurred by Landlord; provided that Tenant shall pay 100% of the repair and maintenance costs (but not replacement costs) of the two elevators that exclusively serve the Premises. Landlord shall, at or after the start of any calendar year notify Tenant of the amount which Landlord estimates will be Tenant’s monthly share of Expenses for such calendar year, and the amount thereof shall be payable as additional rent together with the Monthly Base Rent payments required to be made by Tenant in such year. A Statement (the “Statement”) of the Expenses payable by Tenant for each year shall be given to Tenant within one hundred twenty (120) days after the end of each calendar year but Landlord shall use reasonable efforts to provide the Statement within ninety (90) days after the end of each calendar year. If Tenant’s share of any Expenses as shown on such Statement is greater or less than the total amounts actually paid by Tenant as estimated Expenses during the year covered by such Statement, then within fifteen (15) days after receipt of the Statement, Tenant shall pay in cash any sums owed Landlord or, if applicable, Tenant shall receive a credit against any Expenses next accruing for any sum owed Tenant (except at the end of the Term in which event Landlord shall pay Tenant any sum owed Tenant).

                 (a) "Expenses" as used herein shall include all reasonable costs, charges and expenses of every kind, nature and description incurred from time to time in the course of ownership, management, operation, repair, replacement and maintenance of the Building and adjacent common areas, including, without limitation:

                      (i) Wages, salaries and other compensation and benefits for employees, independent contractors and agents of Landlord.

                      (ii) All maintenance, replacement and repair costs relating to the areas with or around the Building, including, without limitation, snow and ice removal, Building heating, ventilating and air conditioning systems, fire monitoring systems, security systems, sidewalks, landscaping, service areas, driveways, parking areas (including, without limitation, repairing, restriping, monitoring and resurfacing parking areas), walkways, building exteriors (including painting), roof, signs and directories, repairing and cleaning the Building, window cleaning, rubbish removal, exterminating, elevator, telephone cable distribution, plumbing, electrical and mechanical equipment and the costs of purchasing or renting mechanical equipment, supplies, tools, materials and uniforms.

                      (iii) Premiums and other charges for insurance (including costs of claims adjustments) maintained by Landlord.

                      (iv) Costs of providing electricity, water, gas, steam, sewer, life safety telecommunications, and other utility services to common areas of the Building.

                      (v) License, permit and inspection fees.

                      (vi) All "Taxes" pertaining to the Building. "Taxes" as used herein shall include all taxes, general and special assessments and charges (including costs and expenses of contesting the amount or validity thereof) levied upon or with respect to the Building, the land on which the Building is situated, or any personal property of Landlord used on site in connection with the ownership, management, operation, repair and maintenance of the Building and any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to (in whole or in part) any other property taxes, whether or not now customary or in the contemplation of the parties on the date of this Lease. Taxes shall not include State or Federal net income, documentary transfer, gift, estate or inheritance taxes. Landlord may pay Taxes in installments if permitted by the taxing jurisdiction.

                      (vii) Fees for management services and costs incidental thereto, whether provided by an independent management company, Landlord, or an affiliate of Landlord.

                      (viii) The annual amortization charge for the costs of any capital improvement, equipment or device installed or paid for by Landlord: (i) which is required or desired for health and safety of tenants and occupants, or (ii) to conform with any laws, rules, regulations or requirements of any governmental or quasi-governmental authority having jurisdiction. The cost of any capital improvement, equipment, or device, together with interest shall be amortized over the useful life of such capital improvement, equipment or device (as determined by Landlord). Interest on the unamortized balance shall be at market rates or such lower rate as may have been paid by Landlord on borrowed funds.

                      (ix) Depreciation or amortization of the costs of materials, tools, supplies and equipment purchased by Landlord to enable Landlord to supply services which Landlord might otherwise contract for with a third party where such depreciation and amortization would otherwise have been included in the charge for such third party's services.

                      (x) Compliance with air, water and noise quality and/or control statutes, laws, codes, rules and regulations including, without limitation, statutes, laws, codes, rules and regulations relating to toxic substances or hazardous wastes except for failures of compliance which exist on the date of this Lease or which are caused by Landlord or persons acting under Landlord.

                 (b) Expenses shall not include:

                      (i) Leasing commissions, attorneys' fees, costs, and disbursements and other expenses incurred in connection with negotiations or disputes with tenants, other occupants, or prospective tenants or other occupants, or legal fees incurred in connection with this Lease.

                      (ii) Expenses incurred in construction of tenant improvements or otherwise in improving or decorating space for tenants or other occupants of vacant space.

                      (iii) Costs of providing janitorial services, trash removal, electricity, water, gas, steam, sewer, telephone, communications and other utility services to tenant spaces.

                      (iv) Depreciation of the Building.

                      (v) Amounts paid to subsidiaries or other affiliates of Landlord (i.e., persons or companies controlled by, under common control with, or which control, Landlord) for services in or to the Building, the land on which it is situated or the Premises (or any portion of any of the foregoing) to the extent only that the cost of such services exceeds the competitive cost of such services were they not so rendered by a subsidiary or other affiliate of Landlord.

                      (vi) Payments of principal, interest, late fees, prepayment fees or other charges on any debt secured by a mortgage or mortgages covering the Building, or rental payments under any ground or underlying lease or leases (except to the extent allocable to the payment of real property taxes).

                      (vii) Landlord's general administrative overhead expenses for services not specifically performed for the Building, or salaries of any officer or employee of Landlord (or any subsidiary or affiliate of Landlord) above the level of building manager.

                      (viii) Any compensation paid to clerks, attendants, or other persons in commercial concessions operated by Landlord at a profit, excluding concierge services.

                      (ix) Advertising and promotional expenditures.

                      (x) Any costs, fines, or penalties incurred due to violations by Landlord of any governmental rule or authority.

                      (xi) Costs and expenses of the original design and construction of the Building.

                      (xii) Costs in excess of market rates.

            4.2 Additional Taxes. In addition to the Monthly Base Rent and other charges to be paid by Tenant hereunder, Tenant shall reimburse Landlord upon demand for any and all taxes, surcharges, levies, assessments, fees and charges payable by Landlord upon, measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises.

       5. Security Deposit

            5.1 Initial Deposit. Tenant has deposited with Landlord the sum specified in the Basic Lease Information as the “Deposit.” The Deposit shall be held by Landlord as security for the faithful performance by Tenant of all of the provisions of this Lease to be performed or observed by Tenant. If Tenant fails to pay rent or other charges due hereunder (subject to any notice required under Section 18), or otherwise defaults with respect to any provision of this Lease, then Landlord may, without waiver of default or of any other right or remedy, use, apply or retain all or any portion of the Deposit for the payment of any rent or other charge in default, or for the payment of any other sum to which Landlord may become obligated by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Deposit, Tenant shall within ten (10) days after demand therefor deposit cash with Landlord in an amount sufficient to restore the Deposit to the full amount thereof and Tenant’s failure to do so shall be a material breach of this Lease. If Tenant performs all of Tenant’s obligations hereunder, the Deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned, without payment of interest or other increment for its use, to Tenant (or, at Landlord’s option, to the last assignee, if any, of Tenant’s interest hereunder) at the expiration of the Term, and after Tenant has vacated the Premises.

            5.2 Termination of Guaranty. If the Guaranty (as defined below) executed by Wilshire Financial Services Group, Inc., is terminated and thereafter the combined net worth (as determined in accordance with generally accepted accounting principles consistently applied) of Tenant and Wilshire Funding Corporation (“WFC”) is ever less than Eighteen Million Dollars ($18,000,000.00), Tenant shall increase the amount of the Deposit by an amount equal to four (4) times the then Monthly Base Rent; provided that if thereafter the combined net worth of Tenant and WFC exceed Eighteen Million Dollars ($18,000,000.00), such increase in the amount of the Deposit shall be returned to Tenant subject to the re-deposit of such amounts if the combined net worth of Tenant and WFC is thereafter less than Eighteen Million Dollars ($18,000,000.00).

            5.3 Financial Information. Tenant shall submit to Landlord, not later than one hundred twenty (120) days after each calendar year audited statements of Tenant and unaudited statements of WFC certified as to accuracy by the CFO of WFC (including, without limitation, an income and expense statement and a balance sheet) along with a certificate of an independent certified public accountant reasonably satisfactory to Landlord certifying: (i) the amount of the combined net worth of Tenant and WFC, and (ii) that all such financial reports have been prepared in accordance with generally accepted accounting principles consistently applied. Upon request, Landlord shall quarterly provide Tenant with an income and expenses statement, a balance sheet and/or a certification of the combined net worth of Tenant and WFC.

       6. Use

            6.1 General. The Premises shall be used only for the purposes specified in the Basic Lease Information. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them, nor shall Tenant cause, maintain or permit any nuisance in, on, or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on, or about the Premises.

            6.2 Compliance With Laws. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances, and governmental rules, regulations, and requirements now in force or which may hereafter be in force relating to or affecting the condition, use, or occupancy of the Premises, excluding structural changes which are required but which are not related to or affected by Tenant’s use, alterations or improvements.

            6.3 Hazardous Substances. Tenant shall not cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances or materials (a “Release”) except to use in the ordinary course of Tenant’s business, and then only janitorial materials of the kind and in the amount normally present in a typical office space and only after written notice is given to Landlord of the identity of such substances or materials. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et  seq., the Resource Conservation and Recovery Act, as amended 42 U.S.C. Section 6901 et seq., any applicable state or local laws and the regulations adopted under these acts. Tenant shall indemnify, protect, defend and hold harmless Landlord and its Building manager, its and their agents and employees for, from and against any and all clean-up costs and expenses, losses, damages, claims or liability for any damage to any property or injury, illness or death of any person from any Release on the Premises or elsewhere if caused by Tenant or persons acting under Tenant. Landlord represents and warrants to Tenant that to Landlord’s actual knowledge there has been no Release on the Premises in violation of applicable laws. Landlord shall indemnify, defend and hold harmless Tenant, its agents and employees for, from and against any and all clean-up costs and expenses, losses, damages, claims, or liability for any damage to any property or injury, illness or death of any person from any Release on the Premises or elsewhere if in existence on the date hereof or if caused by Landlord or persons acting under Landlord. The covenants contained herein shall survive the expiration or earlier termination of the Lease.

       7. Services and Utilities

            7.1 General.

                 (a) Landlord shall operate or cause the operation of the heating, ventilating and air-conditioning ("HVAC") system serving the Premises appropriate for one person per 150 square feet of space during ordinary business hours ("Ordinary Business Hours" as such term is defined in the Rules and Regulations of the Building, a copy of which is attached hereto as Exhibit D) and on a twenty-four (24) hour basis for the server room in the Premises. During other than Ordinary Business Hours, if Tenant so requests, Landlord shall provide HVAC service to the Premises at Tenant's sole cost and expense in an amount equal to Landlord's then scheduled hourly charge of supplying HVAC to the Premises.

                 (b) Tenant shall contract for and promptly pay when due all charges for utility services used in the Premises (other than electricity, water, sewer and gas) and for all other services required for Tenant's use of the Premises, including, without limitation, janitorial services, trash removal services and HVAC maintenance. Landlord shall cause the Premises to be separately sub-metered for electricity (Tenant shall properly reimburse Landlord for amounts paid by Landlord for such electricity usage based on the usage shown on such submeter). Tenant shall also reimburse Landlord for Tenant's share of water, sewer and gas (based on Tenant's Percentage Share with no Landlord mark up). Tenant shall be permitted to contract with Tenant's own shredding service to reduce the volume of Tenant's waste paper. Tenant shall also be responsible for and shall pay Landlord any additional costs (including, without limitation, the additional energy consumption costs and the costs of installation of additional HVAC equipment) incurred because of the failure of the HVAC system to perform its function due to: (i) changes from the original approved configuration of the Premises, (ii) use by Tenant of heat-generating machinery or equipment other than computer equipment, or (iii) failure of Tenant to keep all HVAC vents within the Premises free of obstruction. All sums due from Tenant under the provisions of this Subsection shall be considered rent and shall be due and payable not later than ten (10) days after receipt of Landlord's invoice.

                 (c) In no event shall Landlord be liable for any claim arising from criminal activity or the acts of third parties, including any claim based upon any assertion that: (a) Landlord failed to provide security services or sufficient security services, or (b) the existence of security services at the Building creates an implied obligation to provide effective security or other obligation. Tenant shall have the right to install Tenant's own security system in the Premises with Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.

            7.2 Interruption of Access, Use or Services. Landlord shall not be liable for any failure to provide access to the Premises, to assure the beneficial use of the Premises or to furnish any services or utilities when such failure is caused by natural occurrences, riots, civil disturbances, insurrection, war, court order, public enemy, accidents, breakage, strikes, lockouts, other labor disputes, the inability to obtain an adequate supply of fuel, gas, steam, water, electricity, labor or other supplies, or by any other condition beyond Landlord’s reasonable control, and Tenant shall not be entitled to any damages resulting from such failure.

       8. Alterations

            8.1 General. Tenant shall neither make nor cause to be made any alterations, additions or improvements (collectively, “Alterations”) in, on or to any portion of the Building or the Common Areas outside of the interior of the Premises. Except for initial construction of tenant improvements pursuant to such a work letter, Tenant shall be permitted to make interior, nonstructural Alterations which do not affect the Building systems. Tenant shall not make or suffer to be made any other Alterations in, on or to the Premises or any part thereof without the prior written consent of Landlord, which consent will not be unreasonably withheld; provided, however, Landlord may withhold its consent in its sole discretion if any proposed Alterations will affect the structure or exterior of the Building or its electrical, plumbing, HVAC, mechanical or life safety systems. When applying for any such consent, Tenant shall furnish complete plans and specifications for the desired Alterations, unless the cost thereof is less than Twenty Thousand Dollars ($20,000.00) and such Alterations will not affect the structural, mechanical, electrical, plumbing or life safety systems of the Building. If Landlord consents to the making of any Alterations, the same shall be made using the services of a contractor who has previously been approved in writing by Landlord to work in the Building. For Alterations affecting the Building’s structural, electrical, mechanical, plumbing or life safety systems, Tenant must use those approved contractors and/or subcontractors and suppliers designated by Landlord. Any construction, alteration, maintenance, repair, replacement, installation, removal or decoration undertaken by Tenant in connection with the Premises shall be completed in accordance with the plans and specifications approved by Landlord, shall be carried out in a good, workmanlike and prompt manner, shall comply with all applicable laws, and shall be subject to supervision by Landlord or its employees, agents or contractors; as-built plans and specifications shall be provided by Tenant to Landlord upon completion of work. If the Alterations which Tenant causes to be constructed result in Landlord being required to make any alterations and/or improvements to other portions of the Building in order to comply with any applicable laws, then Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in making such alterations and/or improvements; provided that if Tenant seeks Landlord’s consent to such alterations, Tenant shall only be responsible for such costs if Landlord notifies Tenant of such requirement at the time Tenant requests Landlord’s consent to such Alterations. Any Alterations made by Tenant shall remain on and be surrendered with the Premises upon the expiration or sooner termination of the Term, except that Tenant shall, at Tenant’s sole cost and expense, remove all of Tenant’s trade fixtures and repair and restore the Premises to their original condition, reasonable wear and tear and casualty excepted.

            8.2 Notice. Tenant shall give Landlord at least fifteen (15) days prior written notice of commencement of any work of construction, alteration, maintenance, repair or replacement in order to enable Landlord to post and record notices of nonresponsibility. Tenant shall keep the Premises, Common Areas, Building and the real property upon which the Building is situated free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. Within ten (10) days after completion of any Alterations, Tenant shall deliver to Landlord fully executed lien waivers and releases from each contractor and subcontractor performing work in the Building and all material suppliers and others granted lien rights by Oregon law.

       9. Repairs

            Landlord shall repair the Building structure including the foundation, exterior walls, roof and utility systems to the point of entry to the Premises. Tenant shall take good care of the Premises and shall make all other repairs to all improvements within the Premises in order to preserve the Premises in good working order and condition. Tenant shall repair any and all damage to the Premises and the Building that shall have been caused by the acts or omissions of Tenant or its agents, employees or contractors.

       10. Assignment and Subletting

            10.1 No Assignment or Subletting Without Consent. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld: (a) assign, mortgage, pledge, encumber or otherwise transfer this Lease, the term or estate hereby granted, or any interest hereunder; or (b) sublease or permit the Premises or any part thereof to be utilized by anyone other than Tenant. Any assignment, mortgage, pledge, encumbrance, transfer or sublease without Landlord’s consent shall be void and, at Landlord’s election, shall constitute a default. Subject to clauses (a), (c) and (d) of Section 10.4, Tenant shall be permitted without Landlord’s consent to assign this Lease or sublet the Premises to (i) an entity controlling, controlled by or under common control with Tenant; (ii) in connection with a merger, consolidation or other reorganization of Tenant or (iii) in connection with the sale or transfer of all or substantially all of the stock or assets of Tenant.

            10.2 Notice and Procedure. If at any time or from time to time during the Term, Tenant desires to assign this Lease with respect to, or to sublet, all or any part of the Premises, then at least thirty (30) days, but not more than one hundred twenty (120) days, prior to the date when Tenant desires the assignment or subletting to be effective (the “Transfer Date”), Tenant shall give Landlord a notice (the “Notice”) which shall include the signed sublease or assignment (but for Landlord’s consent), and shall set forth the name, address and business of the proposed assignee or subtenant, information (including financial statements and references) concerning the character of the proposed assignee or subtenant, a detailed description of the space proposed to be assigned or sublet, which must be a single, self-contained unit (the “Space”), any rights of the proposed assignee or subtenant to use Tenant’s improvements and the like, the Transfer Date, and the fixed rent and/or other consideration and all other material terms and conditions of the proposed assignment or subletting, all in such detail as Landlord may reasonably require. If Landlord requests additional detail, the Notice shall not be deemed to have been received until Landlord receives such additional detail. Except for transfers in the last sentence of Section 10.1 that do not require Landlord’s consent and for a sublease of only a portion of the Premises the term of which expires no later than one (1) year prior to the end of the Term, Landlord shall have the option, exercisable by giving notice to Tenant at any time within thirty (30) days after Landlord’s receipt of the Notice: (a) in the case of an assignment to terminate this Lease, in which event Tenant shall be relieved of all further obligations hereunder with respect thereto as of the Transfer Date; or (b) in the case of a sublease, terminate this Lease as to the Space, in which event Tenant shall be relieved of all further obligations hereunder with respect to the Space as of the Transfer Date. No failure of Landlord to exercise either option with respect to the Space shall be deemed to be Landlord’s consent to the assignment or subletting of all or any portion of the Space.

            10.3 Consent Not to be Unreasonably Withheld. Without limiting the other instances in which it may be reasonable for Landlord to withhold its consent to an assignment or sublease, it shall be reasonable for Landlord to withhold its consent: (i) if the proposed transferee does not satisfy Landlord’s then-current credit standards for tenants of the Building or does not have the financial strength or stability to perform all obligations under this Lease to be performed by Tenant or (ii) if: (a) the proposed transferee is an existing tenant or occupant of the Building or is a person or entity with whom Landlord is then dealing or with whom Landlord has had any dealings within the previous six (6) months and (b) comparable vacant space then does exist in the Building. Landlord shall have the right to condition Landlord’s approval of any such sublease on the sublet Space being mechanically engineered for such subtenant’s use of such Space.

            10.4 Assignments and Subleases. Provided Landlord has consented to such assignment or subletting, the following conditions shall apply to such assignment or sublease: (a) at the time of the transfer, there is no Event of Default under this Lease; (b) the assignment or sublease shall be on the same terms set forth in the Notice given to Landlord; (c) no assignment or sublease shall be valid and no assignee or sublessee shall take possession of the Space until an executed counterpart of the assignment or sublease has been delivered to Landlord; (d) any assignee shall have assumed in writing the obligations of Tenant under the Lease with respect to the Space and any subtenant shall have agreed in writing to comply with all applicable terms and conditions of this Lease; and (e) Tenant shall have executed an agreement reaffirming its liability, acknowledging that any further transfer requires Landlord’s prior written consent, and containing such other provisions as Landlord may require, and (f) fifty percent (50%) of any sums or other economic consideration received by Tenant as a result of such assignment or subletting (after deducting reasonable leasing commissions and rental or other payments received which are attributable to the cost of tenant improvements made to the Space by Tenant, at Tenant’s cost) whether denominated rent or otherwise, which exceed, in the aggregate, the total sums which Tenant is obligated to pay Landlord under this Lease (prorated as to any sublease to reflect obligations allocable to that portion of the Premises subject to such sublease) shall be payable to Landlord as additional rent under this Lease, without affecting or reducing any other obligation of Tenant hereunder..

            10.5 Continuing Liability of Tenant. Regardless of Landlord’s consent, no subletting or assignment shall release Tenant’s obligation or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. If any assignee of Tenant or any successor of Tenant defaults in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto, and such action shall not relieve Tenant of its liability under this Lease. If Tenant assigns this Lease, or sublets all or a portion of the Premises, or requests the consent of Landlord to any assignment or subletting, or if Tenant requests the consent of Landlord for any act that Tenant proposes to do, then Tenant shall pay Landlord’s reasonable attorneys’ fees incurred in connection therewith along with any other reasonable consultants’ fees incurred in connection therewith (for example, an engineer’s fees as a result of a sublease of a portion of the Premises that requires portions of the Premises are to be mechanically engineered to accommodate such sublease).

       11. Indemnification

            11.1 Waiver of Liability. Tenant hereby waives all causes of action and claims against Landlord with respect to or arising out of any death or any bodily injury of any nature or any loss or damage or injury to any property outside or within the Premises belonging to Tenant or its employees, agents, customers, licensees, invitees, guests or any other person except to the extent any such death or bodily injury is caused by the negligence or willful misconduct of Landlord. In addition, Landlord shall not be liable for any loss or damage for which the Tenant is required to insure, nor for any loss or damage resulting from any construction, alterations or repair. For purposes of this Section 11.1, the term “Landlord” means and includes: (i) Landlord, (ii) the property manager, and (iii) the owners, partners, officers, agents, trustees of Landlord and/or the property manager, and (iv) employees of any of the foregoing.

            11.2 Indemnity. Tenant shall indemnify, defend and hold Landlord (as defined in Section 11.1) harmless for, from and against any and all causes of action, losses, damages, claims, or liability: (a) occurring in the Premises, or any part thereof, arising at any time and from any cause whatsoever other than by reason of the negligence or willful misconduct of Landlord; and/or (b) occurring in, on, or about any part of the Building other than the Premises, to the extent such damage, injury, illness or death shall be caused in whole or in part by the negligence or willful misconduct of Tenant, its agents, servants, partners, officers, employees, invitees or licensees . Landlord shall indemnify, defend and hold Tenant, its officers, employees and agents harmless for, from and against any and all causes of action, losses, damages, claims or liability: (a) occurring in, on or about any part of the Building other than the Premises arising at any time and from any cause whatsoever other than by reason of the negligence or willful misconduct of Tenant; and/or (b) occurring in the Premises to the extent such damage, injury, illness or death shall be caused in whole or in part by the negligence or willful misconduct of Landlord, its agents, servants, partners, officers, employees, invitees or licensees. The provisions of this Section shall survive the expiration or termination of this Lease or of Tenant’s right of possession with respect to any claim, loss, damage, liability or cause of action accruing or occurring prior to such expiration termination.

            11.3 Limitation of Liability. The liability of Landlord for Landlord’s obligations under this Lease (other than the Furniture and Moving Allowance under Section 1.4) shall not exceed and shall be limited to Landlord’s interest in the Building and Tenant shall not look to the property or assets of any of the Protected Parties nor to any other asset of Landlord in seeking either to enforce Landlord’s obligations under this Lease or to satisfy a judgment for Landlord’s failure to perform such obligations. In no event shall Landlord ever be liable under this Lease for any consequential damages, punitive damages, special damages or any similar type of damages.

       12. Insurance

            12.1 Liability Insurance. Tenant, at its cost, shall maintain commercial general liability insurance, including contractual liability coverage, with a minimum combined single limit of bodily injury, personal injury and property damage coverage of Three Million Dollars ($3,000,000.00), insuring against all liability arising out of or in connection with Tenant’s use or occupancy of the Premises. Such insurance shall name Landlord, its partners, lenders and property managers as additional insureds, shall specifically include the liability assumed under this Lease by Tenant (provided, however, that the amount of such insurance shall not be construed to limit the liability of Tenant hereunder), and shall provide that it is primary insurance and not “excess over” or contributory with any other valid, existing and applicable insurance in force for or on behalf of Landlord. The policy shall not eliminate cross-liability and shall contain a severability of interest clause. Not more frequently than once every five (5) years, if, in the reasonable opinion of Landlord’s lender or of the insurance consultant retained by Landlord, the amount of public liability and property damage insurance coverage at that time is not adequate, Tenant shall increase the insurance coverage as required by either Landlord’s lender or Landlord’s insurance consultant.

            12.2 Tenant’s Property Insurance. Tenant, at its cost, shall maintain on all of its personal property, tenant improvements (whether constructed by Landlord or Tenant), and Alterations, in, on, or about the Premises, a policy of “Broad Form” insurance, to the extent of at least full replacement value without any deduction for depreciation. Tenant shall use the proceeds from any such policy for the replacement of such personal property or the restoration of such tenant improvements or Alterations. The “full replacement value” of the improvements to be insured under this Article shall be determined by the company issuing the insurance policy at the time the policy is initially obtained.

            12.3 Landlord’s Property Insurance. Landlord shall from and after the date of this Lease through the last day of the term hereof or the sooner termination of this Lease, procure and maintain (or cause to be procured or maintained) fire and extended coverage insurance, in good and solvent insurance companies authorized to do business in the State of Oregon, on the Building (exclusive of foundations and footings) in an amount equal to the full replacement value thereof. Such insurance may be carried under a blanket policy covering the Building and any other buildings or other properties of Landlord, provided that the required amount of coverage is expressly reserved and allocated to the Building, and may contain commercially reasonable deductibles. Notwithstanding anything contained in this Section 12.3 to the contrary, if at any time an “institutional lender” (as such term is hereinafter defined) shall succeed to the rights of Landlord under this Lease whether through sale, exchange, lease, possession, foreclosure action, deed in lieu thereof, or otherwise, the obligations of Landlord set forth is this Section 12.3, shall not apply to such institutional lender. For the purposes of this Section 12.3, an “institutional lender” shall mean any bank, savings and loan association, trust company, insurance company, pension fund or similar institutional lender, which in the ordinary course of its business, owns or operates first-class buildings and, in connection with such ownership or operation, is self-insured with respect to fire and extended coverage and which has a “Standard & Poor’s” and “Moody’s” (or any successor rating service or substitute rating service (if either of the “Standard & Poor’s and “Moody’s” services are not then available)) “claims paying ability rating” or “debt rating” of AA or Aa (or better) or a “Best’s Insurance” (or any successor rating service or substitute rating service, if “Best’s Insurance” is not then available) rating of A (or better). If the rating scales of any such rating services (or their successors or substitutes) are changed, then the required rating shall be that rating which is most nearly comparable to the current rating of “AA” (for Standard & Poor’s), “Aa” (for Moody’s) or “A” (for Best’s Insurance).

            12.4 Insurance Criteria. All the insurance required under this Lease shall: (a) be issued by insurance companies authorized to do business in the State of Oregon, with a financial rating of at least an AXI status as rated in the most recent edition of Best’s Insurance Reports; (b) be issued as a primary policy; and (c) contain an endorsement requiring thirty (30) days’ written notice from the insurance company to both parties and to Landlord’s lender before cancellation or change in the coverage, scope, or amount of any policy. Each policy, and a certificate of the policy, together with evidence of payment of premiums, shall be deposited with Landlord at the commencement of the term, and on renewal of the policy not less than twenty (20) days before expiration of the term of the policy.

       13. Destruction or Damage

            In the event of a fire or other casualty in the Premises, Tenant shall immediately give notice thereof to Landlord. The following provisions shall apply to fire, earthquake, act of God, the elements or other casualty occurring in the Premises and/or the Building: (a)  if the damage is to improvements to the Premises that Tenant is required to insure pursuant to Section 12.2 of the Lease, Tenant, at its cost, shall promptly repair such damage; (b) if: (i) Subsection 13(a) does not apply, (ii) the damage is to the Premises, and (iii) Landlord determines that the Premises can be made tenantable with all damage substantially repaired within two hundred seventy (270) days from the date of damage or destruction, then Landlord shall be obligated to repair and restore the Premises and shall proceed diligently to do so; provided, however, that Landlord shall have no obligation to repair or restore the Premises except to the extent that Landlord realizes insurance proceeds, if any, sufficient for such purposes and for all other restoration and repair purposes; (c)  if a portion of the Building outside the boundaries of the Premises are damaged or destroyed (whether or not the Premises are also damaged or destroyed) and Landlord determines that the Premises and the Building can both be made tenantable with all damage substantially repaired within two hundred seventy (270) days from the date of damage or destruction, and provided that sufficient insurance proceeds are available to Landlord to complete all repair and restoration obligations, then Landlord shall be obligated to repair and restore the Building and Premises; (d)  if the Premises or the Building is damaged and restoration is not required to be undertaken pursuant to Subsections 13(a), 13(b), or 13(c), Landlord shall notify Tenant within sixty (60) days after the date of such damage or destruction and either Tenant or Landlord may terminate this Lease within thirty (30) days after the date of such notice; (e)  during any period when Tenant’s use of the Premises is significantly affected by damage or destruction, rent shall abate proportionately, as reasonably determined by Landlord, until such time as the Premises are made tenantable, and no portion of the rent so abated shall be subject to subsequent recapture; and (f)  the proceeds from any insurance paid by reason of damage to or destruction of the Building or any part thereof, insured by Landlord, shall belong to and be paid to Landlord subject to the rights of any beneficiary of any deed of trust that constitutes an encumbrance. If Landlord undertakes restoration pursuant to Subsection 13(d) or 13(e), the proceeds from any property insurance maintained by Tenant covering the Premises shall be paid to Landlord. Landlord shall apply such insurance proceeds to the repair and restoration of Tenant’s Alterations and improvements in the Premises. Except with respect to any repairs undertaken if Section 13(d) applies and the Lease has not been terminated, if Landlord fails to complete restoration within two hundred seventy (270) days after the date of such damage or destruction, Tenant may terminate this Lease by written notice to Landlord given within ten (10) days after the expiration of such two hundred seventy (270) day period (but in no event after completion of restoration); provided that if after Landlord commences such restoration and thereafter determines that Landlord will not complete such restoration within two hundred seventy (270) days of the date of such damage or destruction, Landlord may deliver Tenant a notice of Landlord’s new proposed outside date of completion of such restoration and if Tenant does not terminate this Lease within ten (10) days of such notice, Tenant shall not have the right to terminate this Lease unless Landlord fails to complete such restoration by the proposed outside date in such notice.

       14. Eminent Domain

            14.1 Taking of Premises. If all or any part of the Premises is taken by any public or quasi public authority as a result of the exercise of the power of eminent domain, this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of a partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by written notice to the other within thirty (30) days after the date of such taking, provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Premises taken shall, in Tenant’s judgment, be of such extent and nature as substantially to handicap, impede and impair Tenant’s use of the balance of the Premises. If a material part of the Building is condemned or taken or if substantial alteration or reconstruction of the Building shall, in Landlord’s opinion, be necessary or desirable as a result of any condemnation or taking, Landlord may terminate this Lease by written notice to Tenant within thirty (30) days after the date of taking. Notwithstanding any of the provisions hereof to the contrary, if all of the Premises shall be temporarily condemned or taken for governmental occupancy for a period of more than one year, this Lease shall terminate as of the date of taking and Landlord shall be entitled to any and all compensation, damages, income, rent and awards in connection therewith.

            14.2 Condemnation Award. Landlord shall be entitled to any and all compensation, damages, income, rent, awards, and any interest therein whatsoever which may be paid or made in connection with any taking, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise and no right to participate in any condemnation proceedings. Tenant shall be permitted to pursue an independent claim for relocation expenses and loss of Tenant’s personal property. In the event of a partial taking of the Premises which does not result in a termination of this Lease, the Monthly Base Rent thereafter to be paid shall be equitably reduced by Landlord.

       15. Waiver of Subrogation

            Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant hereby mutually agree that in the event either Landlord or Tenant sustains a loss by reason of fire or any other event or casualty and such party is then covered (or is required by the terms of this Lease to be covered) in whole or in part by insurance with respect to such loss, then the party sustaining the loss agrees that, to the extent (but only to the extent) such party is compensated for such loss by its insurance (or to the extent the insurance required to be carried under this Lease by such party would have compensated the party for such loss), the party sustaining the loss shall have no right of recovery against the other party or its owners, agents or employees and waives any right of subrogation which might otherwise exist in or accrue to any third party.

       16. Rules and Regulations

            Tenant shall faithfully observe and comply with the Rules and Regulations of the Building and, after notice thereof, all reasonable modifications thereof and additions thereto from time to time promulgated in writing by Landlord, all of which are hereby incorporated herein by this reference. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of any of the Rules and Regulations.

       17. Entry by Landlord

            Landlord may enter the Premises, subject to Tenant’s reasonable security requirements, at reasonable hours upon twenty-four (24) hours’ notice (and at any time and without notice in an emergency) to: (a)  inspect the same; (b) exhibit the same to prospective purchasers, lenders or, during the last twelve (12) months of the term, tenants; (c) determine whether Tenant is complying with all of its obligations hereunder; (d) supply any service to be provided by Landlord to Tenant hereunder or to any other tenant of the Building; (e) post notices of nonresponsibility; and (f) make repairs required of Landlord under the terms hereof or make repairs to any adjoining space or utility services or make repairs, alterations or improvements to any other portion of the Building; provided, however, that all such work shall be done so as to avoid unnecessary unreasonable interference to Tenant if reasonably possible. Tenant hereby waives any claim for damages or termination for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by such entry.

       18. Default

            18.1 Events of Default. In addition to any other event specified in this Lease as an event of default, the occurrence of any one or more of the following events (“Events of Default”) shall constitute a breach of this Lease by Tenant: (a) failure by Tenant to pay any Rent as the same becomes due and payable or the failure by Tenant to pay any other sum more than ten (10) days after notice of such failure to pay; or (b) failure by Tenant to perform or observe any other material obligations of Tenant hereunder if such failure continues for more than thirty (30) days after notice thereof from Landlord, unless such default cannot reasonably be cured within such thirty (30) day period and Tenant shall within such period commence with due diligence and dispatch the curing of such default, and, having so commenced, shall thereafter prosecute or complete with due diligence and dispatch the curing of such default.

            18.2 Landlord’s Remedies. If an Event of Default occurs, Landlord, at any time thereafter, may pursue any rights or remedies, in such order as Landlord may choose, including collection or damages and all equitable remedies. In addition to any other right or remedy for an Event of Default, Landlord may:

                 (a) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails so to do, Landlord may, without prejudice to any other remedy which Landlord may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part of the Premises, by judicial proceeding, without being liable for prosecution or any claim of damages therefor, and Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise. Landlord's right to any and all damages and remedies shall survive termination of this Lease.

                 (b) Enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part of the Premises, by self-help means, at Landlord's option, without being liable for prosecution or any claim for damages, and relet the Premises for such terms ending before, on or after the expiration date of the Term, at such rentals and upon such other conditions (including concessions and prior occupancy periods) as Landlord in its reasonable discretion may determine, and receive the rent for such reletting; and Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of such reletting together with all costs incurred by Landlord in connection with such reletting. Landlord shall have no obligation to relet the Premises in advance of any other available space owned by Landlord but Landlord shall not discriminate against the Premises in its leasing efforts.

                 (c) Landlord shall have the right to recover unpaid rent and all damages caused by Tenant's default, including, without limitation, attorneys' fees. Damages shall include, without limitation: all accrued but unpaid rentals; damages attributable to the remaining Term equal to the monthly rent reserved in this Lease, discounted to the time of award at the prime rate of interest as announced in The Wall Street Journal, plus 2% per annum; all legal expenses and other related costs incurred by Landlord following Tenant's default; all costs incurred by Landlord in restoring the Premises to good order and condition, or in remodeling, renovating or otherwise preparing the Premises for reletting; all costs, including without limitation any brokerage commissions; plus interest on all such expenditures at the rate of twelve percent (12%) per annum from the date of expenditure until fully repaid (the "Default Rate of Interest").

                 (d) Landlord may sue periodically to recover damages during the period corresponding to the remainder of the Term, and no action for damages shall bar a later action for damages subsequently accruing.

                 (e) Pursuit of any of the foregoing remedies shall not preclude Landlord from pursuit of any of the other remedies provided in this Lease or any other remedies provided by law or at equity, such remedies being cumulative and nonexclusive, nor shall pursuit of any remedy in this Lease provided constitute a forfeiture or waiver of any rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions, conditions, and covenants contained in this Lease. No act or thing done by Landlord or its agents shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of the Premises shall be valid unless in writing signed by Landlord.

                 (f) Notwithstanding any provision herein to the contrary, Landlord shall have the duty to mitigate damages in accordance with Oregon law.

            18.3 Late Charges. If any installment of Monthly Base Rent or Expenses due from Tenant is not received by Landlord within ten (10) days after it is due, Tenant shall pay to Landlord on demand an additional sum equal to three percent (3%) per month of the overdue amount as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of such late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant’s default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord.

            18.4 Landlord’s Right to Perform. If Tenant shall fail to pay any sum of money, other than Monthly Base Rent, required to be paid by it hereunder or shall fail to cure any default and such failure shall continue for three (3) days after expiration of the applicable cure period, then Landlord may, but shall not be obligated so to do, and without waiving any default or any other right or remedy, make any such payment or perform any such act on Tenant’s part. All sums so paid by Landlord and all costs incurred by Landlord in taking such action shall be deemed additional rent hereunder and shall be paid to Landlord on demand, and Landlord shall have (in addition to all other rights and remedies of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of rent.

       19. Holding Over

            If Tenant remains in possession after the expiration or sooner termination of this Lease, all of the terms, covenants and agreements hereof shall continue to apply and bind Tenant so long as Tenant remains in possession insofar as the same are applicable, except that if Tenant remains in possession (regardless of whether Landlord accepts rent payments in a lesser amount during such holdover period), the Monthly Base Rent shall be 125% of the Monthly Base Rent payable for the last month of the Term for the first sixty (60) days and thereafter 150% of the Monthly Base Rent payable for the last month of the Term, prorated on a daily basis for each day that Tenant remains in possession, and Tenant shall indemnify Landlord against any and all claims, losses and liabilities for damages resulting from failure to surrender possession, including, without limitation, any claims made by any succeeding tenant.

       20. Subordination

            Landlord shall deliver to Tenant upon execution hereof a nondisturbance agreement in the form attached as Exhibit F from the lessor under any ground or underlying lease and the mortgagee or beneficiary under any mortgage or deed of trust. This Lease shall be subject and subordinated at all times to: (a)  all ground or underlying leases which may hereafter be executed affecting the Building, and (b)  the lien of all mortgages and deeds of trust in any amount or amounts whatsoever now or hereafter placed on or against the Building, on or against Landlord’s interest or estate therein, and on or against all such ground or underlying leases, provided, however, that such subordination shall be contingent upon execution and delivery by the lessor under such lease or the mortgagees or beneficiaries under such mortgages or deeds of trust of a nondisturbance agreement in the form attached as Exhibit F. Notwithstanding anything to the contrary set forth above, any beneficiary under any deed of trust may at any time subordinate its deed of trust to this Lease without any need to obtain Tenant’s consent, by execution of a written document subordinating such deed of trust to the Lease to the extent set forth in such document and thereupon the Lease shall be deemed prior to such deed of trust to the extent set forth in such document without regard to their respective dates of execution, delivery and/or recording.

       21. Surrender of Premises

            At the end of the Term or upon sooner termination of this Lease, Tenant shall peaceably deliver up to Landlord possession of the Premises, together with all improvements, alterations or additions upon or belonging to the same, by whomsoever made, in the same condition as received, or first installed, reasonable wear and tear and damage by fire or other casualty excepted. Tenant may, upon the termination of this Lease, remove all movable partitions of less than full height from floor to ceiling, as well as counters and other trade fixtures installed by Tenant at Tenant’s cost, repairing any damage caused by such removal. Tenant may, upon the termination of this Lease, remove all telecommunications, computer or data cabling installed by or for Tenant, repairing any damage caused by such removal. Property not so removed shall be deemed abandoned by Tenant and title to the same shall thereupon pass to Landlord.

       22. Estoppel Certificate

            At any time and from time to time, within fifteen (15) days of written request by Landlord or Tenant (the “Requesting Party”), the other party (the “Other Party”) shall execute, acknowledge and deliver to the Requesting Party a certificate certifying: (a) that Tenant has accepted the Premises (or, if Tenant has not done so, that Tenant has not accepted the Premises, and specifying the reasons therefor); (b) the commencement and expiration dates of this Lease; (c) whether there are then existing to the Other Party’s current, actual knowledge any defaults by the Requesting Party in the performance of its obligations under this Lease (and, if so, specifying the same); (d) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification); (e) the date, if any, to which rent and other sums payable hereunder have been paid; (f) that no notice has been received by the Other Party of any default which has not been cured, except as to defaults specified in the certificate; and (g) such other matters as may be reasonably requested by the Requesting Party. Any such certificate may be relied upon by any prospective purchaser, mortgagee or beneficiary under any deed of trust affecting the Building or any part thereof and/or any other party named as a beneficiary of such certificate.

       23. Miscellaneous

            23.1 Signage. No sign, placard, picture, name, advertisement or notice visible from the exterior of any Tenant’s Premises shall be inscribed, painted, affixed or otherwise displayed by any Tenant on any part of the Building without the prior written consent of Landlord; provided that Tenant shall have the right, at Tenant’s expense, to place Tenant’s signage on the west side of the Building. Landlord shall place Tenant’s name on the directory in the lobby of the Building and on the individual floor directory, if available. Landlord reserves the right to restrict the amount of directory space utilized by Tenant. Tenant shall not have the right to have additional names placed on the directory without Landlord’s prior written consent. If such consent is given, the addition of such names shall be at Tenant’s expense.

            23.2 Time of Essence. Time is of the essence of this Lease and of all provisions hereof, except with respect to the delivery of possession of the Premises by Landlord at the commencement of the term hereof.

            23.3 Successors. All the terms, covenants, and conditions hereof shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors, and assigns of the parties hereto, provided that nothing in this Section shall be deemed to permit any assignment, subletting, occupancy or use by Tenant contrary to the provision of Article  10.

            23.4 Attorneys’ Fees. In the event of litigation with respect to this Lease, the prevailing party shall be entitled to recover, in addition to all other sums and relief, its reasonable costs and attorneys’ fees incurred at and in preparation for arbitration, trial, appeal and review, such sum to be set by the arbitrator or court before which the matter is heard. This provision shall also apply to any litigation or other proceeding in bankruptcy court, including litigation or other proceedings in bankruptcy court involving matters unique to bankruptcy law.

            23.5 Waiver. The failure of either party to exercise its rights in connection with any breach or violation of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent and the subsequent payment of rent hereunder by Tenant shall not be deemed to be a waiver of any preceding breach by Landlord of any term, covenant or condition of this Lease, regardless of Tenant’s knowledge of such preceding breach at the time of payment of such rent.

            23.6 Sale by Landlord. A sale or conveyance by Landlord of the Building shall operate to release Landlord from any future liability upon any of the agreements, obligations, covenants or conditions, express or implied, herein contained in favor of Tenant other than the payment of Furniture and Moving Allowance, and Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease for all such future liability. This Lease shall not be affected by any such sale, however, and Tenant agrees to attorn to the purchaser or assignee, such attornment to be effective and self-operative without the execution of any further instruments by any of the parties to this Lease.

            23.7 Notices. All notices and demands which may or are required to be given by either party to the other hereunder shall be in writing and shall be deemed to have been fully given when: (a) deposited in the United States mail, certified or registered, postage prepaid, or (b) delivered to a reputable and reliable courier, and, in either event, addressed as follows: prior to the date on which Tenant accepts possession of the Premises, at Tenant’s address prior to occupancy set out in the Basic Lease Information, and thereafter to Tenant at the Premises or at the address for Tenant set out in the Basic Lease Information, or to such other place as Tenant may from time to time designate in a notice to Landlord; and to Landlord at the addresses specified in the Basic Lease Information, or to such other place as Landlord may from time to time designate in a notice to Tenant.

            23.8 Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of Oregon.

            23.9 Entire Agreement. The terms of this Lease are intended by the parties as a final expression of their agreement with respect to such terms as are included in this Lease and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Lease constitutes the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial proceedings, if any, involving this Lease.

            23.10 Invalidity. If any provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the full extent permitted by law.

            23.11 Authority. If either party is a corporation, limited liability company, partnership, or other entity, each of the persons executing this Lease on behalf of such party does hereby covenant and warrant that such party is a duly authorized and existing entity, that such party has and is qualified to do business in Oregon, that such party has full right and authority to enter into this Lease, and that each and both of the persons signing on behalf of such party are authorized to do so. Upon either party’s request, the other party shall provide the requesting party with evidence reasonably satisfactory to the requesting party confirming the foregoing covenants and warranties.

            23.12 Brokers. Tenant represents that it has not incurred an obligation to any broker in connection with this Lease, other than Landlord’s broker and Tenant’s broker listed in the Basic Lease Information, and Tenant shall indemnify, protect, defend and hold Landlord harmless for, from and against any and all liability, loss, damage, expense, claim, action, demand, suit or obligation arising out of or relating to a breach by Tenant of this representation.

            23.13 Amendments. This Lease may not be altered, changed, or amended except by an instrument signed by both parties hereto.

            23.14 City of Beaverton. Landlord shall have the right, in its sole discretion, to cause the real property on which the Premises is located to be incorporated into the City of Beaverton.

            23.15 Lender Approval. Within ten (10) days after delivery by Landlord, Tenant shall execute and deliver the Estoppel Certificate attached as Exhibit E to the extent accurate and execute, deliver and acknowledge a non-disturbance agreement substantially in the form of the Non-Disturbance and Attornment Agreement attached as Exhibit F.

            23.16 Survival. The obligations and liabilities of each party which are incurred or accrue prior to the expiration of this Lease or the termination of this Lease or of Tenant’s right of possession shall survive such expiration or termination, as shall all provisions by which a party is to provide defense and indemnity to the other party, all provisions waiving or limiting the liability of Landlord, and all attorneys’ fees provisions.

            23.17 Accord and Satisfaction. No payment by Lessee or receipt by Landlord of a lesser amount than any payment of rent or additional rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent or additional rent then due and payable.

            23.18 Parking. Landlord shall make available to Tenant, on a non-exclusive basis, four hundred seven (407) parking spaces in the parking lots serving the Building; provided that the Landlord may at any time designate the location of Tenant’s parking spaces. Forty-Two (42) of such spaces shall be located in Parking Area “G” as shown on Exhibit G.

            23.19 Consent. Wherever this Lease requires the consent of a party, such consent shall not be unreasonably withheld, delayed or conditioned.

            23.20 Guaranty. Tenant’s obligations under this Lease shall be guaranteed by Wilshire Financial Services Group Inc., a Delaware corporation in accordance with the Guaranty (the “Guaranty”) attached as Exhibit I.

            IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in quadruplicate on the dates set forth below and this Lease shall be effective as of the latter of such dates.

TENANT:	LANDLORD:

WILSHIRE CREDIT CORPORATION, a	MILLIKAN 78 EQUITIES, LLC, an Oregon limited
Nevada corporation	liability company

By:_____________________________________________	By:_____________________________________________
Its:_____________________________________________	Its:_____________________________________________
Date:____________________________________________	Date:____________________________________________

EXHIBIT A

SITE PLAN

EXHIBIT B

WORK LETTER

       1. Landlord's Work. Landlord shall construct the improvements in the Premises (the "Tenant Improvements") pursuant to that certain Wilshire Financial lease floor plan attached as Schedule 1 (the "Approved Working Drawings"). Tenant shall make no changes or modifications to the Approved Working Drawings without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion if such change or modification will either directly or indirectly increase the cost of designing or constructing the Tenant Improvements or delay the Substantial Completion of the Tenant Improvements.

       2. Contractor's Warranties and Guaranties. Landlord hereby assigns to Tenant all warranties and guaranties by the contractor who constructs the Tenant Improvements (the “Contractor”) relating to the Tenant Improvements. Landlord shall warrant the Tenant Improvements against defects in workmanship or materials for a period of one (1) year after substantial completion.

SCHEDULE 1

Approved Working Drawings

EXHIBIT C

ACKNOWLEDGMENT OF TERM
COMMENCEMENT DATE

To:	_______________________	Date: ____________________
_______________________
_______________________

Re:	Lease dated _______________ 2002, between ______________,
Landlord, and _____________________, Tenant,
concerning Suite _________ in the ______________ Building.

Ladies and Gentlemen:

            In accordance with the above-referenced lease (the “Lease”), we wish to advise you and/or confirm the following information:

       1. The Premises have been accepted by Tenant as being substantially complete in accordance with the Lease and there is no deficiency in construction other than punch list items.

       2. Tenant has possession of the Premises and acknowledges that, pursuant to the provisions of the Lease, the Term Commencement Date is _______________, 200_ and the Term Expiration Date is _______________, 200_.

       3. In accordance with the Lease, Annual Base Rent commenced to accrue on _______________, 200_.

       AGREED AND ACCEPTED:

LANDLORD:	TENANT:

____________________________________________, a	____________________________________________, a
_______________________________________________	_______________________________________________

By:_____________________________________________	By:_____________________________________________
Its:_____________________________________________	Its:_____________________________________________
Date:____________________________________________	Date:____________________________________________

EXHIBIT D

RULES AND REGULATIONS

       1. The driveways, parking lots, sidewalks, halls, passages, exits, vestibules, entrances, public areas, elevators and stairways of the Building shall not be obstructed by any Tenants or used by them for any purpose other than ingress to and egress from their respective Premises. No Tenant and no employee or invitee of any Tenant shall go upon the roof of the Building. If the Premises are situated on the ground floor with direct access to the street, then Tenant shall, at Tenant's expense, keep the sidewalks and curbs directly in front of the Premises clean and free from dirt, refuse and other obstructions.

       2. The Premises shall not be used for the storage of merchandise held for sale to the general public, for lodging or sleeping. No cooking shall be done or permitted by any Tenant on the Premises, except the use by the Tenant of Underwriter's Laboratory approved microwave oven or equipment for brewing coffee, tea, hot chocolate and other similar beverages which shall be permitted, provided that the power required by such equipment shall not exceed that amount which can be provided by a 30-amp circuit and that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations. Tenant shall be permitted to use the existing kitchen in the Premises. Repair and maintenance of garbage disposals, dishwashers, icemakers and other similar equipment shall be at Tenant's expense. If the Premises or any part of the Building become infested with vermin as a result of Tenant's use, Tenant shall reimburse Landlord for the expense of extermination.

       3. No Tenant shall employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises, unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. Landlord hereby consents to Tenant's use of a shredding contractor selected by Tenant to shred Tenant's papers.

       4. No Tenant shall use or keep in the Premises or the Building any kerosene, gasoline or flammable or combustible fluid or material other than limited quantities thereof reasonably necessary for the operation or maintenance of office equipment; or without Landlord's prior written approval, use any method of heating or air conditioning other than that supplied by Landlord. No Tenant shall use or keep or permit to be used or kept any hazardous or toxic materials or any foul or noxious gas or substance in the Premises or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, vibrations, or interfere in any way with other tenants or those having business therein.

       5. No curtains, draperies, blinds, shutters, shades, screens or other coverings hangings or decorations shall be attached to, hung or placed in, or used in connection with any window of the Building without the prior written consent of Landlord. Tenant shall not obstruct, alter or in any way impair the efficient operation of Landlord's heating, ventilating, air conditioning, electrical, fire safety or lighting systems, nor shall Tenant tamper with or change the setting of any thermostat or temperature control valves in the Building other than room thermostats installed for Tenant's use. Tenant shall not remove solar film from any window. Tenant shall also cooperate with Landlord to comply with any governmental energy-saving rules, laws or regulations. No bottles, parcels or other articles may be placed in the halls or in any other part of the Building, nor shall any article be thrown out of the doors or windows of the Premises.

       6. Each Tenant shall see that the doors of its Premises are closed and locked, that all water faucets, water apparatus, equipment, lights and other utilities are shut off before Tenant or Tenant's employees leave the Premises, so as to prevent waste or damage; and for any default or carelessness in this regard, Tenant shall make good all injuries sustained by other Tenants or occupants of the Building or by Landlord, subject to Section 15 of the Lease. On multiple tenancy floors all Tenants shall keep the doors to the Building corridors closed at all times except for ingress and egress.

       7. The lavatory rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed; no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

       8. No Tenant shall install any radio or television antenna, loud speaker or other device on the roof or the exterior walls of the Building without the prior written consent of Landlord. No awnings, air conditioning units or other projections shall be attached to the outside walls or windowsills of the Building or otherwise project from the Building, without prior written consent of Landlord.

       9. Each Tenant shall store all its trash and garbage within its Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city where the Building is located without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entry ways and elevators provided for such purposes and at such times as Landlord shall designate.

       10. Each Tenant shall participate in any recycling program for the Building.

       11. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited and each Tenant shall cooperate to prevent the same.

       12. Tenant and its authorized representative and invitees shall not make or permit any noise in the Building that is annoying, unpleasant or distasteful, interfering in any way with other tenants or those having business with them.

       13. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof, except to install normal wall hangings. Tenant shall repair any damage resulting from non-compliance with this rule.

       14. Landlord shall direct licensed electricians as to where and how telephone and electrical wires are to be introduced. No cutting or boring for wires shall be allowed without Landlord's consent. The location of telephones, call boxes and office equipment affixed to the Premises shall be subject to Landlord's approval. Neither Tenant, its subtenants, assignees, agents, employees nor contractors shall have access to or make any changes, alterations, additions, improvements, repairs or replacements (collectively, "work") to the telephone closets, telephone lines or any other communications facilities or equipment (collectively, the "telephone lines") within the Building without the prior written authorization of Landlord. All contractors designated by Tenant to perform work on the telephone lines shall be licensed and shall be subject to Landlord's prior written approval. Contractors performing work shall be required to provide evidence of insurance coverage satisfactory to Landlord, including, without limitation naming Landlord as an additional insured on all liability policies. Any costs, expenses and liabilities incurred by Landlord as a result of Tenant or Tenant's contractor performing work on the telephone lines shall be included in Tenant's indemnification obligations under the Lease.

       15. Tenant shall not lay linoleum tile, carpet or any other floor covering to the floor of the Premises, except as approved by Landlord.

       16. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

       17. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors and other means of entry to the Premises closed and locked when the Premises are unattended.

       18. Neither Tenant nor its employees shall park their vehicles in any parking area designated by Landlord as areas for parking by visitors to the Building. Neither Tenant nor its employees shall leave vehicles in the Building parking areas overnight nor park any vehicles other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks in the Building parking areas. Landlord may, in its sole discretion, designate separate areas for bicycles and motorcycles. Landlord may establish additional Rules and Regulations that apply to the parking areas.

       19. There shall be no smoking in the Building. Smoking shall mean carrying or holding of a lighted pipe, cigar or cigarette of any kind, or any other lighted smoking equipment or the lighting thereof or emitting or exhaling the smoke of a pipe, cigar or cigarette of any kind. Each Tenant shall cooperate to enforce this prohibition, including giving notice of such to its employees.

       20. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such rules and regulations against any or all of the tenants of the Building.

       21. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of Premises in the Building.

       22. Landlord reserves the right to make such other reasonable Rules and Regulations as, in its judgment, may from time to time be needed for the safety, care and cleanliness of the Building, and for the preservation if the order therein.

       23. Landlord shall not be responsible to Tenant or to any other person for the non-observance or violation of these Rules and Regulations by any other tenant or other person. Tenant shall be deemed to have read these rules and to have agreed to abide by them as a condition to its occupancy of the space leased.

       24. The "Ordinary Business Hours" of the Building shall be 5:00 a.m. to 9:00 p.m. Monday through Friday and 8:00 a.m. to 5:00 p.m. on Saturdays and Sundays (holidays excluded).

EXHIBIT E

ESTOPPEL CERTIFICATE

RE:	__________________________________________________________________________
Tenant's Full Name

_________________________________________Suite No:________________________
Full Address

__________________________________________________________________________
City, State, Zip

__________________________________________________________________________
(Borrower)

To:	FREMONT INVESTMENT & LOAN
(Lender)

Sir/Madam:

RECITALS

       1. Borrower is either Lessor or the successor-in-interest to Lessor and has applied for a loan (the "loan") from Lender.

       2. The proposed Loan will be secured by, among other things, the Lease Agreement (the "Lease") reference herein.

       3. The undersigned (hereinafter called "Lessee") is the Lessee of the above-referenced property under the following lease agreement:

            3.1 Date of Lease:_____________________________________________________________________

            3.2 Name of Original Lessor:___________________________________________________________

            3.3 Name of Original Lessee:___________________________________________________________

            3.4 Suite or Unit Number:______________________________________________________________

            3.5 Net Rentable S.F.:_________________________________________________________________

            3.6 Expiration date of existing term:__________________________________________________

            3.7 Number and length of options (if none, write none):________________________________

            3.8 There are no Assignments, Amendments, Addendums, Modifications, Extensions and/or Options to the Lease, except for (if none, write none):

            3.9 Current Fixed Monthly Base Rent:___________________________________________________

            3.10 Current Total Monthly Expense Reimbursement (if none, write none):_________________

            3.11 Total Parking Spaces Leased (if none, write none):_________________________________

            3.12 Total Current Parking Rent (if none, write none):__________________________________

            3.13 Present or Future Rent Abatement (if none, write none):____________________________

       4. Said lease agreement, together with the assignments, amendments, addendums, modifications, extensions and/or options described above (collectively called "Lease") constitute the entire agreement between Lessee and Lessor with respect to the Leased Premises.

       5. As of this date the Lease is in full force and effect.

            5.1 Lessee is the actual occupant and is in possession of the Leased Premises.

            5.2 Lessee has not assigned, transferred or hypothecated it's interest under the Lease.

            5.3 All construction and installation of tenant improvements required to be performed by, or paid by Lessor, under the Lease have been completed and the Leased Premises has been accepted by Lessee. All expenditures have been made and costs paid that are required of the Lessee under the lease.

       6. As of this date, no breach exists on the part of Lessee under the Lease.

       7. To the best knowledge of Lessee, as of this date, no breach exists on the part of Lessor under the Lease.

       8. As to the rent:

            8.1 No rent has been prepaid more than thirty (30) days in advance of its' due date.

            8.2 Lessee has no offsets or credits against rents payable.

            8.3 Lessee has no claim against Lessor for any security or other deposits other than the sum, which was paid pursuant to the terms of the Lease.

            8.4 The Fixed Monthly Base Rent, referenced above, does not include any expense reimbursement or reimbursement for tenant improvements or rental charges based on a percentage of sales.

       9. Lessee does not engage in any activity on or about the Leased Premises which constitutes or causes a Hazardous Substance Activity and Lessee does not know of, nor has any reasonable cause to believe that a Hazardous Substance, or a condition involving or resulting from the same, has come to be located in, or, under or about the Leased Premises except for the following.

       (if none-write "none"):_______________________________________________

The term “Hazardous Substance Activity” means any actual, proposed or threatened storage, holding, existence, release, emission, discharge, generation, processing, treatment, abatement, removal, disposition, handling or transportation by any person of any Hazardous Substance from, under, into or on the Leased Premises or the real property and improvements of which the Leased Premises is a part, or surrounding property. The term “Hazardous Substance” means (a) any chemical, compound, material, mixture or substance that is now or hereafter defined or listed in, or otherwise classified pursuant to, any Environmental Laws as a “hazardous substance”, “hazardous material”, “hazardous waste”, “extremely hazardous waste”, “acutely hazardous waste”, “radioactive waste”, “infectious waste”, “biohazardous waste”, “toxic substance”, “pollutant”, “toxic pollutant”, “contaminant” as well as any formulation not mentioned herein intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, “EP toxicity”, or “TCLP toxicity”; (b) petroleum, natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas) and ash produced by a resource recovery facility utilizing a municipal solid waste stream, and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources; (c) “hazardous substance, hazardous waste or hazardous material” as defined in any applicable environmental law (d) asbestos in any form; (e) urea formaldehyde foam insulation; (f) polychlorinated biphenyls (PCBs); (g) radon; and (h) any other chemical, material, or substance exposure to which is limited or regulated by any Governmental Agency because of its quantity, concentration, or physical or chemical characteristics, or which poses a significant present or potential hazard to human health or safety or to the environment if released into the workplace or the environment. “Hazardous Substances” shall not include ordinary office supplies and repair, maintenance and cleaning supplies maintained in reasonable and necessary quantities and used in accordance with all Environmental Laws. The term “Environmental Laws” means any and all present and future federal, state and local laws, ordinances, regulations, policies and any other requirements of any governmental agency exercising jurisdiction over the Leased Premises, Lessee or Lessor relating to health, safety, the environment or to any Hazardous Substances, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA), the Resource Conservation Recovery Act (RCRA), the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Endangered Species Act, the Clean Water Act, the Occupational Safety and Health Act, and other applicable state or local laws or regulations pertinent to environmental, air or water quality each as hereafter amended from time to time, and the present and future rules, regulations and guidance documents promulgated under any of the foregoing.

       10. Except as may be specifically set forth in the Lease, Lessee does not have any right to renew or extend the term of the Lease nor any option or preferential right to purchase all or any part of the Leased Premises or all or any part of the building and premises of which the Leased Premises are a part, nor any right, title or interest with respect to the Leased Premises other than as Lessee under the lease.

       11. Lessee understands that Lender may make a loan secured by the Leased Premises and that if it does so, it's action will be in material reliance on this certificate.

LESSEE:

Dated: __________, 2002	______________________________________________________________
Authorized Signature (Notary Required) Title/Position

ACKNOWLEDGMENT (to be completed by Notary)

State of _____________________	)
) ss.
County of ___________________	)

On ______________________ before me, ____________________________________________, Notary Public, personally appeared ___________________________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

_______________________________________
Signature of Notary Public

LESSOR:

The undersigned Lessor under the above-described Lease hereby certifies that the information contained in the foregoing certificate is true and correct and that the party to whom this statement is addressed may rely upon said information.

Dated: __________, 2002	_________________________________________________________
Authorized Signature (Notary Required) Title/Position

ACKNOWLEDGMENT (to be completed by Notary)

State of _____________________	)
) ss.
County of ___________________	)

On ______________________ before me, ____________________________________________, Notary Public, personally appeared ___________________________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

_______________________________________
Signature of Notary Public

EXHIBIT F

NONDISTURBANCE AND ATTORNMENT AGREEMENT

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Fremont Investment & Loan
175 N. Riverview Drive
Anaheim, California 92808
Attn: Commercial Real Estate
Loan No. _____________________

NONDISTURBANCE AND ATTORNMENT AGREEMENT

            THIS NONDISTURBANCE AND ATTORNMENT AGREEMENT (the "Agreement") is made as of ___________, 2002, by and among ___________________, a __________________________ ("Landlord"), whose address is _________________, _______________, a _____________________ ("Tenant"), whose address is ____________________, and FREMONT INVESTMENT & LOAN, a California industrial loan association ("Lender"), whose address is 175 N. Riverview Drive, Anaheim, California 92808, Attn: Commercial Real Estate Department, Loan No. _________, with respect to the following Recitals:

R E C I T A L S

       A. Landlord is the owner of the real property described on Exhibit A attached hereto, together with the improvements now or hereafter located thereon (collectively, the "Project").

       B. Landlord and Lender are the parties to that certain Loan and Security Agreement dated December 28, 1999 (the "Loan Agreement"), pursuant to the terms of which Lender agreed to make a loan of up to Eleven Million Five Hundred Thousand Dollars ($11,500,000.00) (the "Loan") to Landlord. The Loan is evidenced by that certain Secured Promissory Note dated December 28, 1999, in the original principal amount of the Loan, executed by Landlord in favor of Lender (the "Note"). The Note is secured inter alia, by that certain Deed of Trust and Fixture Filing dated December 28, 1999, executed by Landlord, as trustor, to the trustee named therein, in favor of Lender, as beneficiary (the "Deed of Trust") encumbering the Project, recorded on December 28, 1999, as Instrument No. 99-140628 in the Official Records of Multnomah County, Oregon (the "Official Records"), and by that certain Assignment of Rents and Leases dated December 28, 1999, executed by Landlord in favor of Lender (the "Assignment of Rents") encumbering the Project, recorded on December 28, 1999, as Instrument No. 99-140629 in the Official Records. The Loan Agreement, the Note, the Deed of Trust, the Assignment of Rents and all other documents securing, or executed in connection with, the Loan, together with all renewals, substitutions, extensions, modifications or replacements thereof, are collectively referred to herein as the "Loan Documents".

       C. Tenant and Landlord have entered into that certain lease dated ________, 2002 (the "Lease"), pursuant to which Landlord leased to Tenant a portion of the Project more particularly described in the Lease (the "Leased Premises").

       D. Lender has required the execution and delivery of this Agreement as a condition precedent to Lender's approval of the Lease.

            NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

       1. Loan Disbursements.

            Tenant agrees and acknowledges that in making disbursements of the Loan, Lender is under no obligation or duty to, nor has Lender represented that it will, see to the application of the Loan proceeds by the person or persons to whom Lender disburses the Loan proceeds, and any application or use of the Loan proceeds for purposes other than those provided for in the Loan Documents shall not defeat in whole or in part the agreements set forth herein.

       2. Nondisturbance and Attornment.

            If the interest of Landlord under the Lease is transferred by reason of any foreclosure of the Deed of Trust or by deed in lieu or in aid thereof, Purchaser (as hereinafter defined) shall be bound to Tenant, and Tenant shall be bound to Purchaser, under all of the terms, covenants and conditions of the Lease (except as provided in Section 5 hereof) for the balance of the term thereof, with the same force and effect as if Purchaser were the original landlord under the Lease. Purchaser shall not disturb Tenant’s right to possession of the Premises or Tenant’s rights under this Lease. Tenant does hereby attorn to Purchaser as the landlord under the Lease, which attornment shall be effective and self-operative without the execution of any further instruments upon Purchaser’s succeeding to the interest of the landlord under the Lease. Tenant expressly acknowledges and agrees that a default by Tenant under the Lease, after the expiration of any applicable cure periods specifically provided for under the Lease, (a) shall terminate Lender’s nondisturbance agreements set forth herein only at Lender’s election in its sole discretion, and (b) shall not terminate Tenant’s attornment agreement or any other agreements by Tenant set forth herein. Without limiting the generality of this Section 2, within ten (10) days after the request of Landlord, Lender or any Purchaser, Tenant shall execute and deliver such documents as are reasonably requested by such party to reflect such attornment. Within twenty (20) days after the request of any Purchaser, Tenant shall enter into a new lease of the Leased Premises with such Purchaser for the balance of the then remaining term of the Lease and upon the same terms and conditions as are then contained in the Lease. As used herein, “Purchaser” shall mean a transferee (including, without limitation, Lender and its affiliates and subsidiaries) which acquires the interest of Landlord in the Leased Premises through a foreclosure of the Deed of Trust or a deed in lieu or in aid thereof, and its successors and assigns.

       3. Tenant Agreements.

            Tenant agrees that:

            A. Without Lender's prior written consent, Tenant shall not (i) pay any rent (however denominated) or other charges under the Lease more than one (1) month in advance; and

            B. Upon the occurrence of any event of default by Landlord under the Loan Documents and the expiration of any applicable cure periods expressly provided for under the Loan Documents, Lender, at all times, independent of Landlord, shall have the standing and right to enforce, by injunction or otherwise, all or any provisions in the Lease as though Lender originally was a party thereto.

       4. Assignment of Rents.

            Tenant agrees to recognize the assignment from Landlord to Lender of the Lease and the amounts payable thereunder pursuant to the Assignment of Rents and, in the event of any default by Landlord under the Loan Documents and the expiration of any applicable cure period expressly set forth therein, Tenant shall pay to Lender, as such assignee, the rents and other amounts which are or become due under the Lease from and after the date on which Lender gives Tenant notice that such rent and other amounts are to be paid to Lender pursuant to the Assignment of Rents. In complying with the provisions of this Section 3, Tenant shall be entitled to rely solely upon the notices given by Lender pursuant to the Assignment of Rents and Landlord hereby releases any claim against Tenant and indemnifies and agrees to defend and hold Tenant harmless from and against any and all expenses, loss, claims, damage or liability arising out of Tenant’s compliance with such notice or performance of the obligations under the Lease by the Tenant made in good faith in reliance on and pursuant to such notice. Tenant shall be entitled to full credit under the Lease for any rents paid to Lender in accordance with the provisions hereof. Any dispute between Lender (or any other Purchaser) and Landlord as to the existence or nature of a default by Landlord under the terms of the Loan Documents or with respect to the foreclosure of the Deed of Trust, shall be dealt with and adjusted solely between Lender (or such other Purchaser) and Landlord, and Tenant shall not be made a party thereto (unless joinder is required by law).

       5. Estoppel Certificate.

            Tenant agrees, from time to time, within ten (10) days after Lender’s request, to execute and deliver to Lender or Lender’s designee, any estoppel certificate reasonably requested by Lender, stating, if true, that the Lease is in full force and effect, the date to which rent has been paid, that to Tenant’s actual knowledge Landlord is not in default under the Lease (or specifying in detail the nature of Landlord’s default), and such other matters relating to the Lease as may be reasonably requested by Lender.

       6. Lender's Obligations.

            Nothing in this Agreement and no action taken by Lender to enforce any provision in the Lease shall be deemed or construed to constitute an agreement by Lender to perform or assume any covenant of Landlord as landlord under the Lease unless and until Lender obtains title to the Leased Premises by foreclosure of the Deed of Trust or a deed in lieu or in aid thereof. Without limiting any of Tenant’s rights against Landlord under the Lease, in the event Lender acquires title to the Leased Premises, Lender shall:

            A. only be liable for any damage or other relief attributable to any act or omission accruing during Lender's period of ownership of the Leased Premises, regardless of whether such acts or omissions commenced prior to such period of ownership. For example, if the Lease provides that the failure of the Landlord to repair a hole in the roof entitles the Tenant to offset rent for the number of days that the roof is not repaired, and if the hole in the roof occurred 60 days prior to Lender's acquisition of title and was not repaired for another 30 days thereafter, Tenant would only be entitled to offset against its rental obligations owed to Lender 30 days rental and would retain a claim against Landlord for 60 days rental;

            B. only be responsible for representations, warranties and covenants of Landlord to the extent that such representations, warranties and covenants apply to the Project and relate to the operation of the Project during Lender's period of ownership of the Leased Premises;

            C. be liable only for any security deposit actually delivered to Lender; and

            D. have its obligations and liabilities limited to the then interest, if any, of Lender in the Project, without consideration of any mortgage liens placed on the Project by Lender. Tenant shall look exclusively to such interest of Lender, if any, in the Project for the payment and discharge of any obligations imposed upon Lender hereunder or under the Lease and Tenant releases Lender from any other liability hereunder and under the Lease.

       7. No Merger.

            The parties agree that, without Lender’s prior written consent, Landlord’s estate in and to the Project and the leasehold estate created by the Lease shall not merge but shall remain separate and distinct, notwithstanding the union of such estates in Landlord, Tenant or any third party by purchase, assignment or otherwise.

       8. Entire Agreement.

            This Agreement shall be the whole and only agreement with regard to the matters set forth herein, and shall supersede and cancel any prior agreements with respect thereto, including, without limitation, any provisions contained in the Lease relating thereto.

       9. Counterparts.

            This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. Signature and acknowledgment pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document, which may be recorded.

       10. Modifications, Successors and Assigns.

            This Agreement may only be modified in writing signed by all of the parties hereto or their respective successors in interest. This Agreement, including without limitation, the provisions of Section 5, shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

       11. Attorneys' Fees.

            If any lawsuit or other proceeding is commenced which arises out of, or which relates to this Agreement, including any alleged tort action, the prevailing party shall be entitled to recover from each other party such sums as the court or other party presiding over such action or proceeding may adjudge to be reasonable attorneys’ fees and costs in the action or proceeding, in addition to costs and expenses otherwise allowed by law. Any such attorneys’ fees and costs incurred by any party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment and shall survive and not be merged into any such judgment. The obligation to pay such attorneys’ fees and costs is intended to be severable from the other provisions of this Agreement.

       12. Governing Law.

            This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Oregon.

       13. Notices.

            Any notice, or other document or demand required or permitted under this Agreement shall be in writing addressed to the appropriate address set forth above and shall be deemed delivered on the earliest of (a) actual receipt, (b) the next business day after the date when sent by recognized overnight courier, or (c) the second business day after the date when sent by registered or certified mail, postage prepaid. Any party may, from time to time, change the address at which such written notices or other documents or demands are to be sent, by giving the other parties written notice of such change in the manner hereinabove provided.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Lender:	FREMONT INVESTMENT & LOAN, a California industrial loan association

By:______________________________________________

Its:______________________________________________

Tenant:	_________________________________________________
a________________________________________________

By:______________________________________________

Its:______________________________________________

Landlord::	_________________________________________________
a________________________________________________

By:______________________________________________

Its:______________________________________________

[LANDLORD NOTARY]

STATE OF __________________	)
) ss.
COUNTY OF _________________	)

            On ______________, before me, ________________, a Notary Public, personally appeared ______________________, and ______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

            WITNESS my hand and official seal.

_________________________________________________
Notary Public

[TENANT NOTARY]

STATE OF __________________	)
) ss.
COUNTY OF _________________	)

            On ______________, before me, ________________, a Notary Public, personally appeared ______________________, and ______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

            WITNESS my hand and official seal.

_________________________________________________
Notary Public

[LENDER NOTARY]

STATE OF __________________	)
) ss.
COUNTY OF _________________	)

            On ______________, before me, ________________, a Notary Public, personally appeared ______________________, and ______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

            WITNESS my hand and official seal.

_________________________________________________
Notary Public

EXHIBIT G

PARKING AREA “G”

EXHIBIT H

LOCATION OF FIBER OPTICS EASEMENT

            Parties will use reasonable efforts to attach within thirty (30) days of the mutual execution of this Lease.

EXHIBIT I

GUARANTY

            In consideration of the agreement of MILLIKAN 78 EQUITIES, LLC, an Oregon limited liability company (“Landlord”), to enter into a Lease dated May __, 2002 (the “Lease”) between Landlord and WILSHIRE CREDIT CORPORATION, a Nevada corporation (“Tenant”), pertaining to certain premises located at 14523 SW Millikan Way, Beaverton, OR the undersigned (“Guarantor”) hereby unconditionally and irrevocably guarantees the punctual payment of all Rent, as defined in the Lease, and all other payments required to be paid by Tenant under the Lease, and the prompt performance of all other obligations of Tenant under the Lease.

            Notwithstanding anything to the contrary contained in this Guaranty, at such time that all of the following Termination Conditions have been satisfied, this Guaranty shall automatically terminate and Landlord shall, within thirty (30) days of the delivery of written notice of the satisfaction of such conditions, execute and deliver such document as reasonably requested by Guarantor evidencing the termination of this Guaranty and shall return this Guaranty to the undersigned. Guarantor represents to Landlord that pursuant to a Settlement Agreement with an effective date of May 13, 2002 (“Settlement Agreement”), Guarantor and Tenant have entered into an agreement with all plaintiffs in the lawsuits known as the Capital Consultants LLC litigation and disclosed in Guarantor’s Form 10-k filed for 2001 pursuant to which the Tenant and Guarantor will be automatically released from all claims by the plaintiffs arising from the Capital Consultants LLC litigation upon completion of conditions specified in Section 3.7 and 4.3 in the Settlement Agreement. If the Settlement Agreement is terminated pursuant to Section 4.1 of the Settlement Agreement the release shall be void. As used herein, the “Termination Conditions” are the following: (1) no default has been declared which has not been cured under the Lease, (2) the date of such termination is at least two years and four months after the date of the Term Commencement Date (as defined in the Lease), (3) the Settlement Agreement has been approved by the applicable court and all conditions have been performed pursuant to the Settlement Agreement to effectuate the release thereunder of Tenant, Guarantor and WFC (as defined below) (4) no material litigation, suit or other proceeding is pending or threatened against Tenant or Wilshire Funding Corporation (“WFC”) in any way related to the Capital Consultants LLC litigation, (5) the combined net worth (as determined in accordance with generally accepted accounting principles consistently applied) of Tenant and WFC is not less than Twenty-Two Million Dollars ($22,000,000.00), (6) unless Tenant and WFC have merged with each other or WFC has become a subsidiary of Tenant, Guarantor has caused the delivery to Landlord of a replacement guaranty executed by WFC on the same terms and provisions of this Guaranty (but excluding the termination provisions of this paragraph) and (7) the release of claims by plaintiffs in the Capital Consultants LLC litigation has not become void due to termination of the Settlement Agreement.

            Guarantor shall be directly and primarily liable to Landlord for any amount due from Tenant under the Lease, without requiring that Landlord first proceed against Tenant, join Tenant in any proceeding brought to enforce this Guaranty, or exhaust any security held by Landlord. Guarantor agrees that Landlord may deal with Tenant in any manner in connection with the Lease without the knowledge or consent of Guarantor and without affecting Guarantor’s liability under this Guaranty. Without limiting the generality of the foregoing, Guarantor agrees that any renewal, extension of time, assignment of the Lease, amendment or modification to the Lease, delay or failure by Landlord in the enforcement of any right under the Lease, or compromise of the amount of any obligation or liability under the Lease made with or without the knowledge or consent of Guarantor shall not affect Guarantor’s liability under this Guaranty. Guarantor’s liability under this Guaranty shall not be affected by any bankruptcy, reorganization, insolvency or similar proceeding affecting Tenant, nor by any termination or disaffirmance of the Lease or any of Tenant’s obligations thereunder in connection with such proceeding. Subject to the termination described above, this Guaranty shall remain in full force and effect until the performance in full of all obligations of Tenant under the Lease.

            Guarantor hereby waives any claim or other right now existing or hereafter acquired against Tenant that arises from the performance of Guarantor’s obligations under this Guaranty, including, without limitation, any rights of contribution, indemnity, subrogation, reimbursement or exoneration until such time that all obligations owed under Guaranty are paid and the time for preference claims has passed. Guarantor hereby agrees to indemnify, protect, defend and hold Landlord harmless from and against all claims, liabilities, losses and expenses, including legal fees, suffered or incurred by Landlord as a result of claims to avoid any payment received by Landlord from Tenant with respect to the obligations of Tenant under the Lease.

            Guarantor hereby waives presentment, protest, notice of default, demand for payment, and all other suretyship defenses whatsoever with respect to any payment guaranteed under this Guaranty, and agrees to pay unconditionally upon demand all amounts owed under the Lease.

            No failure or delay on the part of Landlord in the exercise of any power, right or privilege under this Guaranty or the Lease and no course of dealing with respect thereto shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any power, right or privilege thereunder preclude any other or further exercise thereof or the exercise of any other power, right or privilege. All rights and remedies existing under this Guaranty and the Lease are cumulative to, and not exclusive of, any rights and remedies provided by law or otherwise available.

            This Guaranty, and all obligations of any Guarantor hereunder, shall terminate upon payment in full of all guaranteed obligations. If, at any time, all or part of any payment of the guaranteed obligations theretofore made by any Guarantor or any other person is rescinded or otherwise must be returned by Landlord for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of any Guarantor or any other person), this Guaranty shall continue to be effective or shall be reinstated as to the guaranteed obligations which were satisfied by the payment to be rescinded or returned, all as though such payment had not been made.

            The prevailing party in any dispute arising hereunder shall be entitled to recover from the other party reasonable attorney fees, costs and disbursements in connection therewith as determined by the applicable court, whether at trial or on appeal. Any amount owing by either party under the Guaranty shall bear interest from the date such amount was owed to the date of repayment at a rate equal to the lesser of 12% and the maximum rate permitted by law.

            Landlord shall have the unrestricted right to assign this Guaranty in connection with an assignment of the Lease without the consent of, or any other action required by, Guarantor. Each reference in this Guaranty to Landlord shall be deemed to include its successors and assigns, to whose benefit the provisions of this Guaranty shall also inure. Each reference in this Guaranty to Guarantor shall be deemed to include the successors and assigns of Guarantor, all of whom shall be bound by the provisions of this Guaranty. Within ten (10) days after delivery of written demand therefor from Landlord, Guarantor shall execute and deliver to Landlord a statement in writing certifying (if true) that this Guaranty is unmodified and in full force and effect, which statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the premises or property. If any provision of this Guaranty is held to be invalid or unenforceable, the validity and enforceability of the other provisions of this Guaranty shall not be affected.

GUARANTOR:	Wilshire Financial Services Group Inc.

By: ____________________________________
Name: ________________________________________
Title: ________________________________________

Address for Notices:
14523 S.W. Millikan Way
Beaverton, Oregon 97003
Attention: Chief Financial Officer
Telephone: (503)__________________
Facsimile: (503)__________________

With a copy to:
Stoel Rives LLP
900 SW 5th Street
Portland, OR 97204
Attention: Tom Page
Telephone: 503-224-3380
Telecopy: 503-220-2480

STATE OF OREGON	)
)ss.
COUNTY OF MULTNOMAH	)

            This instrument was acknowledged before me this _________________ day of __________________________, 2002, by __________________________________.

______________________________________________________
Notary Public for_____________________________________
My Commission Expires:________________________________